Exhibit 99.1

Liquidity Services, Inc. and Subsidiaries
Unaudited Pro Forma Consolidated Balance Sheets
As of June 30, 2015

(Dollars in Thousands)

	Liquidity Services, Inc.	Jacobs Trading, LLC	Pro Forma
Assets
Current assets:
Cash and cash equivalents	$96,188	$(2,618)	$93,570
Accounts receivable, net of allowance for doubtful accounts of $2,396 at June 30, 2015	10,041	(1,993)	8,048
Inventory	40,672	(15,039)	25,633
Prepaid and deferred taxes	21,126	—	21,126
Prepaid expenses and other current assets	5,320	(523)	4,797
Total current assets	173,347	(20,173)	153,174
Property and equipment, net	13,021	(62)	12,959
Intangible assets, net	3,365	—	3,365
Goodwill	122,361	(6,774)	115,587
Deferred long-term tax assets	28,305	—	28,305
Other assets	2,397	—	2,397
Total assets	$342,796	$(27,009)	$315,787
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$17,117	$(3,046)	$14,071
Accrued expenses and other current liabilities	23,763	(790)	22,973
Profit-sharing distributions payable	2,686	—	2,686
Customer payables	30,683	—	30,683
Total current liabilities	74,249	(3,836)	70,413
Deferred taxes and other long-term liabilities	6,749	—	6,749
Total liabilities	80,998	(3,836)	77,162
Stockholders’ equity:
Common stock, $0.001 par value; 120,000,000 shares authorized; 30,011,121 shares issued and outstanding at June 30, 2015	29	—	29
Additional paid-in capital	213,479	—	213,479
Accumulated other comprehensive loss	(6,292)	—	(6,292)
Retained earnings	54,582	(23,173)	31,409
Total stockholders’ equity	261,798	(23,173)	238,625
Total liabilities and stockholders’ equity	$342,796	$(27,009)	$315,787

Liquidity Services, Inc. and Subsidiaries
Unaudited Pro Forma Consolidated Statements of Operations

For the Year Ended September 30, 2014
(Dollars in Thousands Except Share and Per Share Data)

	Liquidity Services, Inc.	Jacobs Trading, LLC	Pro Forma

Revenue	$388,671	$(93,327)	$295,344
Fee revenue	106,990	—	106,990
Total revenue from operations	495,661	(93,327)	402,334

Costs and expenses from operations:
Cost of goods sold (excluding amortization)	211,659	(69,859)	141,800
Profit-sharing distributions	35,055	—	35,055
Technology and operations	108,940	(10,883)	98,057
Sales and marketing	41,951	(1,517)	40,434
General and administrative	49,428	(1,944)	47,484
Amortization of contract intangibles	7,265	—	7,265
Depreciation and amortization	9,330	(681)	8,649
Acquisition costs	(18,384)	—	(18,384)
Total costs and expenses	445,244	(84,884)	360,360
Income from operations	50,417	(8,443)	41,974
Interest and other expense (income), net	370	—	370
Income before provision for income taxes	50,047	(8,443)	41,604
Provision for income taxes	19,657	—	19,657
Net income	$30,390	$(8,443)	$21,947
Basic earnings per common share	$0.97		$0.70
Diluted earnings per common share	$0.97		$0.70

Basic weighted average shares outstanding	31,243,932		31,243,932
Diluted weighted average shares outstanding	31,395,301		31,395,301

Liquidity Services, Inc. and Subsidiaries
Unaudited Pro Forma Consolidated Statements of Operations

For the Nine Month Ended June 30, 2015
(Dollars in Thousands Except Share and Per Share Data)

	Liquidity Services, Inc.	Jacobs Trading, LLC	Pro Forma

Revenue	$251,509	$(39,024)	$212,485
Fee revenue	66,323	—	66,323
Total revenue	317,832	(39,024)	278,808

Costs and expenses:
Cost of goods sold (excluding amortization)	132,814	(36,584)	96,230
Profit-sharing distributions	23,505	—	23,505
Technology and operations	76,409	(7,580)	68,829
Sales and marketing	31,438	(1,871)	29,567
General and administrative	31,378	(965)	30,413
Amortization of contract intangibles	1,211	—	1,211
Depreciation and amortization	6,030	(387)	5,643
Acquisition costs and related fair value adjustments and impairment of goodwill and long-lived assets	96,238	—	96,238

Total costs and expenses	399,023	(47,387)	351,636

(Loss) income from operations	(81,191)	8,363	(72,828)
Interest and other expense, net	(85)	—	(85)

(Loss) income before benefit (provision) for income taxes	(81,276)	8,363	(72,913)
Benefit (provision) for income taxes	20,156	—	20,156

Net income (loss)	$(61,120)	$8,363	$(52,757)
Basic earnings (loss) per common share	$(2.04)		$(1.76)
Diluted earnings (loss) per common share	$(2.04)		$(1.76)

Basic weighted average shares outstanding	29,975,239		29,975,239
Diluted weighted average shares outstanding	29,975,239		29,975,239